Exhibit 99.1

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES FINANCIAL RESULTS FOR

THIRD FISCAL QUARTER 2018

SAN JOSE, Calif. — April 26, 2018 — Western Digital Corp. (NASDAQ: WDC) today reported revenue of $5.0 billion for its third fiscal quarter ended March 30, 2018. Operating income was $914 million with net income of $61 million, or $0.20 per share. The GAAP net income for the period includes debt extinguishment costs related to the company’s debt financing transactions. Excluding these charges and after other non-GAAP adjustments, the company achieved non-GAAP operating income of $1.3 billion and non-GAAP net income of $1.1 billion, or $3.63 per share.

In the year-ago quarter, the company reported revenue of $4.6 billion, operating income of $525 million and net income of $248 million, or $0.83 per share. Non-GAAP operating income in the year-ago quarter was $1.0 billion and non-GAAP net income was $716 million, or $2.39 per share.

The company generated $1.0 billion in cash from operations during the third fiscal quarter of 2018, ending with $5.1 billion of total cash, cash equivalents and available-for-sale securities. On Jan. 27, 2018, the company declared a cash dividend of $0.50 per share of its common stock, which was paid to shareholders on April 16, 2018.

“The power and agility of our platform and our global team’s sustained focus on operational execution drove another quarter of strong financial performance for Western Digital,” said Steve Milligan, chief executive officer. “We saw particular strength in our high capacity enterprise hard drives, which achieved record quarterly revenue. A compelling portfolio of HDD and NAND flash products coupled with favorable macroeconomic conditions positions the Western Digital platform to drive further value for our customers and other stakeholders.”

The investment community conference call to discuss these results, the company’s guidance for the fourth fiscal quarter 2018 and an accompanying presentation will be broadcast live online

Western Digital Announces Financial Results for Third Fiscal Quarter 2018

today at 2:30 p.m. Pacific/5:30 p.m. Eastern. The live and archived conference call/webcast can be accessed online at investor.wdc.com. Supplemental financial information, including the company’s guidance for the fourth fiscal quarter and the earnings presentation will also be posted on the same website. The telephone replay number in the U.S. is 1(855) 859-2056 or +1(404) 537-3406 for international callers. The required passcode is 5188247.

About Western Digital®

Western Digital creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are marketed under the G-Technology™, HGST, SanDisk®, Tegile™, Upthere™ and WD® brands. Financial and investor information is available on the company’s Investor Relations website at investor.wdc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its third fiscal quarter ended March 30, 2018; platform and product portfolio; market positioning; HDD and NAND flash products; and macroeconomic conditions. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s third fiscal quarter ended March 30, 2018 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could

Western Digital Announces Financial Results for Third Fiscal Quarter 2018

cause actual results to differ materially from those expressed or implied in the forward-looking statements include: volatility in global economic conditions; business conditions and growth in the storage ecosystem; impact of competitive products and pricing; market acceptance and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with acquisitions, mergers and joint ventures; difficulties or delays in manufacturing; impacts of new tax legislation; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Feb. 6, 2018, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, HGST, SanDisk, Tegile, Upthere and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

Company contacts:

Western Digital Corp.

Investor Contact:

Jay Iyer

408.801.2067

jay.iyer@wdc.com

investor@wdc.com

Media Contact:

Jim Pascoe

408.717.6999

jim.pascoe@wdc.com

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited; on a US GAAP basis)

	Mar. 30, 2018	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$4,963	$6,354
Short-term investments	20	24
Accounts receivable, net	2,011	1,948
Inventories	2,670	2,341
Other current assets	500	389

Total current assets	10,164	11,056
Property, plant and equipment, net	3,011	3,033
Notes receivable and investments in Flash Ventures	2,160	1,340
Goodwill	10,079	10,014
Other intangible assets, net	2,956	3,823
Other non-current assets	634	594

Total assets	$29,004	$29,860

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,134	$2,144
Accounts payable to related parties	282	206
Accrued expenses	1,015	1,069
Accrued compensation	509	506
Accrued warranty	195	186
Current portion of long-term debt	124	233

Total current liabilities	4,259	4,344
Long-term debt	11,076	12,918
Other liabilities	2,369	1,180

Total liabilities	17,704	18,442
Total shareholders’ equity	11,300	11,418

Total liabilities and shareholders’ equity	$29,004	$29,860

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	Mar. 30, 2018	Mar. 31, 2017	Mar. 30, 2018	Mar. 31, 2017
Revenue, net	$5,013	$4,649	$15,530	$14,251
Cost of revenue	3,086	3,126	9,677	9,860

Gross profit	1,927	1,523	5,853	4,391

Operating expenses:
Research and development	602	613	1,823	1,837
Selling, general and administrative	376	346	1,121	1,100
Employee termination, asset impairment and other charges	35	39	135	152

Total operating expenses	1,013	998	3,079	3,089

Operating income	914	525	2,774	1,302
Interest and other expense, net	(1,042)	(221)	(1,418)	(948)

Income (loss) before taxes	(128)	304	1,356	354
Income tax expense (benefit)	(189)	56	1,437	237

Net income (loss)	$61	$248	$(81)	$117

Income (loss) per common share:
Basic	$0.20	$0.86	$(0.27)	$0.41

Diluted	$0.20	$0.83	$(0.27)	$0.40

Weighted average shares outstanding:
Basic	298	289	296	287

Diluted	308	299	296	295

WESTERN DIGITAL CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	Mar. 30, 2018	Mar. 31, 2017	Mar. 30, 2018	Mar. 31, 2017
Operating Activities
Net income (loss)	$61	$248	$(81)	$117
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	499	560	1,567	1,582
Stock-based compensation	103	102	299	303
Deferred income taxes	(207)	(56)	(336)	61
Loss on disposal of assets	4	2	16	12
Write-off of issuance costs and amortization of debt discounts	185	17	208	275
Cash premium on extinguishment of debt	720	—	720	—
Non-cash portion of employee termination, asset impairment, and other charges	16	—	16	13
Other non-cash operating activities, net	(31)	17	(15)	64
Changes in operating assets and liabilities, net	(323)	108	948	71

Net cash provided by operating activities	1,027	998	3,342	2,498

Investing Activities
Purchases of property, plant and equipment, net	(213)	(103)	(619)	(432)
Activity related to Flash Ventures, net	(198)	(154)	(707)	(224)
Acquisitions, net of cash acquired	—	—	(99)	—
Other	12	127	19	210

Net cash used in investing activities	(399)	(130)	(1,406)	(446)

Financing Activities
Employee stock plans, net	(50)	(4)	(18)	102
Repurchases of common stock	(155)	—	(155)	—
Proceeds from acquired call option	—	—	—	61
Dividends paid to shareholders	(148)	(144)	(443)	(428)
Settlement of debt hedge contracts	—	—	28	—
Proceeds from debt, net of issuance costs	8,874	3,913	11,832	7,898
Repayment of debt and premiums	(10,467)	(3,925)	(14,581)	(12,179)

Net cash used in financing activities	(1,946)	(160)	(3,337)	(4,546)

Effect of exchange rate changes on cash	9	4	10	(5)

Net increase (decrease) in cash and cash equivalents	(1,309)	712	(1,391)	(2,499)
Cash and cash equivalents, beginning of period	6,272	4,940	6,354	8,151

Cash and cash equivalents, end of period	$4,963	$5,652	$4,963	$5,652

WESTERN DIGITAL CORPORATION

PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 30, 2018	Mar. 31, 2017	Mar. 30, 2018	Mar. 31, 2017
GAAP cost of revenue	$3,086	$3,126	$9,677	$9,860
Amortization of acquired intangible assets	(235)	(284)	(788)	(724)
Stock-based compensation expense	(11)	(13)	(37)	(37)
Acquisition-related charges	—	—	—	(18)
Charges related to cost saving initiatives	(1)	(6)	6	(44)
Other	—	—	—	(3)

Non-GAAP cost of revenue	$2,839	$2,823	$8,858	$9,034

GAAP gross profit	$1,927	$1,523	$5,853	$4,391
Amortization of acquired intangible assets	235	284	788	724
Stock-based compensation expense	11	13	37	37
Acquisition-related charges	—	—	—	18
Charges related to cost saving initiatives	1	6	(6)	44
Other	—	—	—	3

Non-GAAP gross profit	$2,174	$1,826	$6,672	$5,217

GAAP operating expenses	$1,013	$998	$3,079	$3,089
Amortization of acquired intangible assets	(41)	(40)	(122)	(119)
Stock-based compensation expense	(91)	(85)	(261)	(256)
Employee termination, asset impairment and other charges	(35)	(39)	(135)	(152)
Acquisition-related charges	(2)	(2)	(12)	(17)
Charges related to cost saving initiatives	3	(22)	(18)	(70)
Other	3	1	3	(4)

Non-GAAP operating expenses	$850	$811	$2,534	$2,471

GAAP operating income	$914	$525	$2,774	$1,302
Cost of revenue adjustments	247	303	819	826
Operating expense adjustments	163	187	545	618

Non-GAAP operating income	$1,324	$1,015	$4,138	$2,746

GAAP interest and other expense, net	$(1,042)	$(221)	$(1,418)	$(948)
Convertible debt activity, net	3	1	3	7
Debt extinguishment costs	894	7	896	274
Other	8	7	2	13

Non-GAAP interest and other expense, net	$(137)	$(206)	$(517)	$(654)

GAAP income tax expense (benefit)	$(189)	$56	$1,437	$237
Income tax adjustments	259	37	(1,230)	16

Non-GAAP income tax expense	$70	$93	$207	$253

	Three Months Ended		Nine Months Ended
	Mar. 30,	Mar. 31,	Mar. 30,	Mar. 31,
	2018	2017	2018	2017
GAAP net income (loss)	$61	$248	$(81)	$117
Amortization of acquired intangible assets	276	324	910	843
Stock-based compensation expense	102	98	298	293
Employee termination, asset impairment and other charges	35	39	135	152
Acquisition-related charges	2	2	12	35
Charges related to cost saving initiatives	(2)	28	12	114
Convertible debt activity, net	3	1	3	7
Debt extinguishment costs	894	7	896	274
Other	5	6	(1)	20
Income tax adjustments	(259)	(37)	1,230	(16)

Non-GAAP net income	$1,117	$716	$3,414	$1,839

Diluted income (loss) per common share:
GAAP	$0.20	$0.83	$(0.27)	$0.40

Non-GAAP	$3.63	$2.39	$11.12	$6.23

Diluted weighted average shares outstanding:
GAAP	308	299	296	295

Non-GAAP	308	299	307	295

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income and non-GAAP diluted income per common share (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, acquisition-related charges, charges related to cost saving initiatives, convertible debt activity, debt extinguishment costs, other charges, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company’s acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company’s control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company’s peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company’s operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Acquisition-related charges. In connection with the company’s business combinations, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions, are inconsistent in amount and frequency, and the company believes are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company’s business, the company has incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company’s channel partners or vendors, transforming the company’s information systems infrastructure, integrating the company’s product roadmap, and accelerated depreciation on assets.

Convertible debt activity, net. The company excludes non-cash economic interest expense associated with its convertible notes, the gains and losses on the conversion of its convertible senior notes and call option, and unrealized gains and losses related to the change in fair value of the exercise option and call option. These charges and gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Debt extinguishment costs. From time-to-time, the company replaces its existing debt with new financing at more favorable interest rates or utilizes available capital to settle debt early, both of which generate interest savings in future periods. The company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These gains and losses do not reflect the company’s operating results, and the company believes are not indicative of the underlying performance of its business.

Other charges. From time-to-time, the company sells or impairs investments or other assets which are not considered necessary to its business operations; is a party to legal or arbitration proceedings, which could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies; or incurs other charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. Additionally, as a result of the Tax Cuts and Jobs Act, the nine months ended March 30, 2018 income tax adjustments include a provisional income tax expense of $1.66 billion for the one-time mandatory deemed repatriation tax and a provisional income tax benefit of $79 million related to the re-measurement of deferred tax assets and liabilities.